Exhibit 13

Anchor National Life Insurance Company

Variable Separate Account

SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

HYPOTHETICAL PERFORMANCE SINCE TRUST INCEPTION

The Average Annual Total Return for each period is determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formulas:

P (1 + T) (n) = ERV

P = a hypothetical initial purchase payment of $1,000

T = average annual total return for the period in question

n = number of years

ERV = redeemable value (as of the end of the stated period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional period thereof).

The formula assumes that: (1) all recurring fees have been charged to the contract owner’s accounts; (2) all applicable non-recurring charges are deducted at the beginning of the period in question; and (3) there will be a complete redemption at the end of the period in question. The performance figures shown in the table above relate to the contract form containing the highest level of charges.

I.	VARIABLE SEPARATE ACCOUNT: HYPOTHETICAL 1-YEAR RETURNS

CALCULATION OF ANNUAL RETURN

Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

Annual Return = (Fund Value / 1000) – 1

UNIT VALUES – (not applicable)

	CAPITAL APPRECIATION	GOVERNMENT & QUALITY BOND	GROWTH	NATURAL RESOURCES	AGGRESSIVE GROWTH	ALLIANCE GROWTH	ASSET ALLOCATION	BLUE CHIP GROWTH
Fund Value	$858.71	$1,050.44	$853.85	$971.76	$671.18	$844.94	$954.68	$778.96
One Year Yield	-14.13%	5.04%	-14.61%	-2.82%	-32.88%	-15.51%	-4.53%	-22.10%
Period Years	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00

	CORPORATE BOND	DAVIS VENTURE VALUE	DOGS OF WALL STREET	EMERGING MARKETS	FEDERATED VALUE	FOREIGN VALUE	GLOBAL BOND	GLOBAL EQUITIES
Fund Value	$1,056.61	$871.09	$1,059.74	$965.68	$959.49	N/A	$1,031.68	$804.84
One Year Yield	5.66%	-12.89%	5.97%	-3.43%	-4.05%	N/A	3.17%	-19.52%
Period Years	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00

	GOLDMAN SACHS RESEARCH	GROWTH OPPORTUNITIES	GROWTH-INCOME	HIGH-YIELD BOND	INTERNATIONAL DIVERSIFIED EQUITIES	INTERNATIONAL GROWTH AND INCOME	MARSICO GROWTH	MFS GROWTH AND INCOME
Fund Value	$734.96	$656.05	$826.06	$939.85	$747.00	$764.15	$850.24	$824.77
One Year Yield	-26.50%	-34.39%	-17.39%	-6.02%	-25.30%	-23.59%	-14.98%	-17.52%
Period Years	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00

	MFS MID-CAP GROWTH	MFS TOTAL RETURN	PUTNAM GROWTH	REAL ESTATE	SMALL & MID-CAP VALUE	SUNAMERICA BALANCED	TECHNOLOGY	TELECOM UTILITY
Fund Value	$760.26	$987.78	$745.36	$1,041.81	N/A	$853.29	$514.59	$847.60
One Year Yield	-23.97%	-1.22%	-25.46%	4.18%	N/A	-14.67%	-48.54%	-15.24%
Period Years	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00

	WORLDWIDE HIGH INCOME	VAN KAMPEN LIT COMSTOCK CLASS II SHARES	VAN KAMPEN LIT EMERGING GROWTH CLASS II SHARES	VAN KAMPEN LIT GROWTH- INCOME CLASS II SHARES	LORD ABBETT SERIES FUND INC. GROWTH AND INCOME	AMERICAN FUNDS GLOBAL GROWTH	AMERICAN FUNDS GROWTH	AMERICAN FUNDS GROWTH- INCOME
Fund Value	$950.58	N/A	N/A	N/A	N/A	N/A	N/A	N/A
One Year Yield	-4.94%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Period Years	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00

II.	VARIABLE SEPARATE ACCOUNT: HYPOTHETICAL 5-YEAR RETURNS

CALCULATION OF ANNUAL RETURN

Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

Annual Return = (Fund Value / 1000) (1/5) – 1

UNIT VALUES – (Not applicable)

	CAPITAL APPRECIATION	GOVERNMENT & QUALITY BOND	GROWTH	NATURAL RESOURCES	AGGRESSIVE GROWTH	ALLIANCE GROWTH	ASSET ALLOCATION	BLUE CHIP GROWTH
Fund Value	$1,904.72	$1,280.94	$1,679.84	$1,156.80	$1,290.95	$1,687.40	$1,220.99	N/A
One Year Yield	13.75%	5.08%	10.93%	2.96%	5.24%	11.03%	4.07%	N/A
Period Years	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00

	CORPORATE BOND	DAVIS VENTURE VALUE	DOGS OF WALL STREET	EMERGING MARKETS	FEDERATED VALUE	FOREIGN VALUE	GLOBAL BOND	GLOBAL EQUITIES
Fund Value	$1,192.30	$1,574.92	N/A	N/A	$1,506.37	N/A	$1,267.87	$1,147.81
One Year Yield	3.58%	9.51%	N/A	N/A	8.54%	N/A	4.86%	2.80%
Period Years	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00

	GOLDMAN SACHS RESEARCH	GROWTH OPPORTUNITIES	GROWTH-INCOME	HIGH-YIELD BOND	INTERNATIONAL DIVERSIFIED EQUITIES	INTERNATIONAL GROWTH AND INCOME	MARSICO GROWTH	MFS GROWTH AND INCOME
Fund Value	N/A	N/A	$1,606.37	$938.95	$892.71	N/A	N/A	$1,291.76
One Year Yield	N/A	N/A	9.94%	-1.25%	-2.24%	N/A	N/A	5.25%
Period Years	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00

	MFS MID-CAP GROWTH	MFS TOTAL RETURN	PUTNAM GROWTH	REAL ESTATE	SMALL & MID-CAP VALUE	SUNAMERICA BALANCED	TECHNOLOGY	TELECOM UTILITY
Fund Value	N/A	$1,547.78	$1,317.15	N/A	N/A	$1,355.32	N/A	$1,048.80
One Year Yield	N/A	9.13%	5.66%	N/A	N/A	6.27%	N/A	0.96%
Period Years	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00

	WORLDWIDE HIGH INCOME	VAN KAMPEN LIT COMSTOCK CLASS II SHARES	VAN KAMPEN LIT EMERGING GROWTH CLASS II SHARES	VAN KAMPEN LIT GROWTH- INCOME CLASS II SHARES	LORD ABBETT SERIES FUND INC. GROWTH AND INCOME	AMERICAN FUNDS GLOBAL GROWTH	AMERICAN FUNDS GROWTH	AMERICAN FUNDS GROWTH-INCOME
Fund Value	$982.29	N/A	N/A	N/A	N/A	N/A	N/A	N/A
One Year Yield	-0.36%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Period Years	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00

III.	VARIABLE SEPARATE ACCOUNT: HYPOTHETICAL LIFETIME RETURNS

Fund Value = 1000 (31-December-01 Unit Value / Inception Date Unit Value)

Annual Return = (Fund Value / 1000) (1/period) – 1

	CAPITAL APPRECIATION	GOVERNMENT & QUALITY BOND	GROWTH	NATURAL RESOURCES	AGGRESSIVE GROWTH	ALLIANCE GROWTH	ASSET ALLOCATION	BLUE CHIP GROWTH
Fund Value	$3,310.86	$1,498.92	$2,660.26	$1,406.81	$1,345.62	$3,189.23	$1,821.64	$666.37
Annualized Yield Since Inception	14.43%	4.68%	11.67%	4.88%	5.47%	13.94%	7.31%	-24.05%
Period Years	8.88	8.85	8.86	7.17	5.58	8.89	8.50	1.48

	CORPORATE BOND	DAVIS VENTURE VALUE	DOGS OF WALL STREET	EMERGING MARKETS	FEDERATED VALUE	FOREIGN VALUE	GLOBAL BOND	GLOBAL EQUITIES
Fund Value	$1,367.39	$2,576.07	$959.98	$646.38	$1,615.04	N/A	$1,534.28	$1,708.17
Annualized Yield Since Inception	3.75%	14.10%	-1.08%	-9.09%	8.98%	N/A	5.16%	6.21%
Period Years	8.50	7.18	3.75	4.58	5.58	N/A	8.50	8.89

	GOLDMAN SACHS RESEARCH	GROWTH OPPORTUNITIES	GROWTH- INCOME	HIGH-YIELD BOND	INTERNATIONAL DIVERSIFIED EQUITIES	INTERNATIONAL GROWTH AND INCOME	MARSICO GROWTH	MFS GROWTH AND INCOME
Fund Value	$714.14	$577.10	$2,624.73	$1,223.17	$1,000.77	$1,061.85	$850.23	$1,877.46
Annualized Yield Since Inception	-20.23%	-30.91%	11.47%	2.29%	0.01%	1.32%	-14.91%	7.34%
Period Years	1.49	1.49	8.89	8.89	7.18	4.58	1.00	8.89

	MFS MID-CAP GROWTH	MFS TOTAL RETURN	PUTNAM GROWTH	REAL ESTATE	SMALL & MID-CAP VALUE	SUNAMERICA BALANCED	TECHNOLOGY	TELECOM UTILITY
Fund Value	$1,332.64	$2,083.37	$1,867.02	$1,120.79	N/A	$1,481.02	$343.69	$1,135.66
Annualized Yield Since Inception	11.00%	10.77%	7.28%	2.52%	N/A	7.30%	-51.18%	2.43%
Period Years	2.75	7.18	8.89	4.58	N/A	5.58	1.49	5.29

	WORLDWIDE HIGH INCOME	VAN KAMPEN LIT COMSTOCK CLASS II SHARES	VAN KAMPEN LIT EMERGING GROWTH CLASS II SHARES	VAN KAMPEN LIT GROWTH- INCOME CLASS II SHARES	LORD ABBETT SERIES FUND INC. GROWTH AND INCOME	AMERICAN FUNDS GLOBAL GROWTH AFS	AMERICAN FUNDS GROWTH	AMERICAN FUNDS GROWTH- INCOME
Fund Value	$1,403.58	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Annualized Yield Since Inception	4.84%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Period Years	7.18	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*	The “Since Inception Yields” for all funds less than 1 year are not annualized.

IV.	CALCULATION OF ANNUAL RETURN

UNIT VALUES:

	CAPITAL APPRECIATION	GOVERNMENT & QUALITY BOND	GROWTH	NATURAL RESOURCES	AGGRESSIVE GROWTH	ALLIANCE GROWTH	ASSET ALLOCATION	BLUE CHIP GROWTH	CORPORATE BOND
Inception Dates	02/12/93	02/22/93	02/19/93	10/31/94	06/03/96	02/09/93	07/01/93	07/10/00	07/01/93
Inception Date Unit Value	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00
12/31/2001	$33.11	$14.99	$26.60	$14.07	$13.46	$31.89	$18.22	$6.66	$13.67

	DAVIS VENTURE VALUE	DOGS OF WALL STREET	EMERGING MARKETS	FEDERATED VALUE	FOREIGN VALUE	GLOBAL BOND	GLOBAL EQUITIES	GOLDMAN SACHS RESEARCH	GROWTH OPPORTUNITIES
Inception Dates	10/28/94	04/01/98	06/02/97	06/03/96	N/A	07/01/93	02/09/93	07/05/00	07/06/00
Inception Date Unit Value	10.00	10.00	10.00	10.00	N/A	10.00	10.00	10.00	10.00
12/31/2001	$25.76	$9.60	$6.46	$16.15	N/A	$15.34	$17.08	$7.14	$5.77

	GROWTH-INCOME	HIGH-YIELD BOND	INTERNATIONAL DIVERSIFIED EQUITIES	INTERNATIONAL GROWTH AND INCOME	MARSICO GROWTH	MFS GROWTH AND INCOME	MFS MID-CAP GROWTH	MFS TOTAL RETURN	PUTNAM GROWTH
Inception Dates	02/09/93	02/09/93	10/28/94	06/02/97	12/29/00	02/09/93	04/01/99	10/28/94	02/09/93
Inception Date Unit Value	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00
12/31/2001	$26.25	$12.23	$10.01	$10.62	$8.50	$18.77	$13.33	$20.83	$18.67

	REAL ESTATE	SMALL & MID-CAP VALUE	SUNAMERICA BALANCED	TECHNOLOGY	TELECOM UTILITY	WORLDWIDE HIGH INCOME	VAN KAMPEN LIT COMSTOCK CLASS II SHARES	VAN KAMPEN LIT EMERGING GROWTH CLASS II SHARES	VAN KAMPEN LIT GROWTH-INCOME CLASS II SHARES
Inception Dates	06/02/97	N/A	06/03/96	07/05/00	09/16/96	10/28/94	10/15/01	10/15/01	10/15/01
Inception Date Unit Value	10.00	N/A	10.00	10.00	10.00	10.00	N/A	N/A	N/A
12/31/2001	$11.21	N/A	$14.81	$3.44	$11.36	$14.04	N/A	N/A	N/A

	LORD ABBETT SERIES FUND INC. GROWTH AND INCOME	AMERICAN FUNDS GLOBAL GROWTH	AMERICAN FUNDS GROWTH	AMERICAN FUNDS GROWTH-INCOME
Inception Dates	N/A	N/A	N/A	N/A
Inception Date Unit Value	N/A	N/A	N/A	N/A
12/31/2001	N/A	N/A	N/A	N/A